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                       KRAMER LEVIN NAFTALIS & FRANKEL LLP

                                919 THIRD AVENUE

                            NEW YORK, NY 10022 - 3852

                                                                           PARIS

TEL  (212) 715-7657                                       47, AVENUE HOCHE 75008
FAX  (212) 715-8000                                      TEL  (33-1) 44 09 46 00
                                                         FAX  (33-1) 44 09 46 01


                                 March 26, 2003


The Milestone Funds
One Executive Boulevard
Yonkers, New York 10701

         Re:      The Milestone Funds
                  File Nos. 33-81574; 811-8620
                  ----------------------------


Dear Ladies and Gentlemen:

       We hereby consent to the reference to our firm as Counsel in this Post-Effective Amendment to the Registration Statement on Form N-1A.

                                    Very truly yours,


                                    /s/ Kramer Levin Naftalis & Frankel LLP